                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




 DATE OF REPORT (Date of earliest event reported): November 15, 1995
                                                   -----------------





                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)




      Florida                                         59-2115892
----------------------------                     -------------------
(State or jurisdiction of                         (I.R.S. Employer
incorporation or organization)                   Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida               32811
------------------------------------------------        ------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (407) 841-2115
---------------------------------------------------  --------------

Not Applicable
--------------
(former name or former address, if changed since last report)

          The undersigned Registrant hereby amends the following item, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed November 15, 1995, relating to the acquisition of an aggregate of individually insignificant businesses acquired during the period August 1, 1995 to November 1, 1995.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

        (a) 1.  Financial Statement of Businesses Acquired.
                -------------------------------------------

        Advantage Healthcare, Inc.
        --------------------------

                Report of Independent Certified Public Accountants

                Balance Sheet at December 31, 1994

                Statement of Income for the Year Ended December 31, 1994

                Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1994

                Statement of Cash Flows for the Year Ended December 31, 1994

                Notes to Financial Statements

                Interim Balance Sheet at September 30, 1995 (unaudited)

                Interim Statement of Income for the Nine Months Ended September 30, 1995 (unaudited)

                Interim Statement of Stockholder's Equity for the Nine Months Ended September 30, 1995 (unaudited)

                Interim Statement of Cash Flows for the Nine Months Ended September 30, 1995 (unaudited)

                Notes to Interim Financial Statements as of September 30, 1995 (unaudited)

        Revco Home Health Care Centers, Inc.
        ------------------------------------

                Report of Independent Public Accountants

                Balance Sheet at June 3, 1995

                Statement of Operations for the Forty-four Week Period Beginning July 30, 1994 and Ending June 3, 1995

                Statement of Stockholders' Deficit for the Forty-four Week Period Beginning July 30, 1994 and Ending June 3, 1995

                Statement of Cash Flows for the Forty-four Week Period Beginning July 30, 1994 and Ending June 3, 1995

                Notes to Financial Statements

                Interim Balance Sheet at September 30, 1995 (unaudited)

                Interim Statement of Income for the Four Months Ended September 30, 1995 (unaudited)

                Interim Statement of Stockholders' Deficit for the Four Months Ended September 30, 1995 (unaudited)

                Interim Statement of Cash Flows for the Four Months Ended September 30, 1995 (unaudited)

                Notes to Interim Financial Statements as of September 30, 1995 (unaudited)

        Valley Home Medical, Inc.
        -------------------------

                Independent Auditors' Report

                Combined Balance Sheet at November 30, 1994 and 1993

                Combined Statement of Income for the Years Ended November 30, 1994 and 1993

                Combined Statement of Stockholders' Equity for the Years Ended November 30, 1994 and 1993

                Combined Statement of Cash Flows for the Years Ended November 30, 1994 and 1993

                Notes to  Combined Financial Statements

                Interim Balance Sheet at October 31, 1995 (unaudited)

                Interim Statement of Income for the Eleven Months Ended October 31, 1995 (unaudited)

                Interim Statement of Stockholders' Equity for the Eleven Months Ended October 31, 1995 (unaudited)

                Interim Statement of Cash Flows for the Eleven Months Ended October 31, 1995 (unaudited)

                Notes to Interim Financial Statements as of October 31, 1995 (unaudited)

        (b) 1.  Pro Forma Financial Information
                -------------------------------

                Pro Forma Condensed Combined Financial Statements at July 31,
                1995

                Pro Forma Condensed Combined Interim Financial Statements at October 31, 1995 (unaudited)

                         ADVANTAGE  HEALTHCARE,  INC.

                               FINANCIAL  REPORT

                               DECEMBER 31, 1994




                               C O N T E N T S



                                                       Page
                                                       ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS      1

        Balance sheet                                   2
        Statement of income                             3
        Statement of changes in stockholders' equity    4
        Statement of cash flows                         5
        Notes to financial statements                  6-8

              Report of Independent Certified Public Accountants
              --------------------------------------------------



To the Board of Directors and Stockholders
Advantage Healthcare, Inc.
Chattanooga, Tennessee

        We have audited the accompanying balance sheet of Advantage Healthcare, Inc. as of December 31, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advantage Healthcare, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              /s/ Hazlett, Lewis & Bieter, PLLC


Chattanooga, Tennessee
December 22, 1995

                         ADVANTAGE  HEALTHCARE,  INC.

                                BALANCE  SHEET
                               December 31, 1994
-------------------------------------------------------------------------------

            ASSETS

CURRENT ASSETS
        Cash                                                       $  97,588
        Accounts receivable, less allowance for doubtful
                accounts of $31,500                                  218,926
        Inventories                                                   72,974
        Prepaid expenses and other assets                              6,597
                                                                   ---------
                        Total current assets                         396,085
                                                                   ---------

EQUIPMENT AND VEHICLES, at cost (Note 2)
        Rental equipment - pharmacy                                   17,605
        Rental equipment - respiratory therapy                       149,334
        Rental equipment - DME                                       166,437
        Office equipment                                              41,337
        Vehicles                                                     166,142
                                                                   ---------
                                                                     540,855
        Less accumulated depreciation                               (379,331)
                                                                   ---------

                        Equipment and vehicles, net                  161,524
                                                                   ---------

                                                                   $ 557,609
                                                                   =========

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Current maturities of long-term debt                       $  20,219
        Accounts payable                                             103,618
        Accrued pension plan expense (Note 3)                         64,901
        Other accrued expenses                                         1,729
                                                                   ---------

                        Total current liabilities                    190,467
                                                                   ---------

LONG-TERM DEBT, less current maturities shown above (Note 2)          23,479
                                                                   ---------

STOCKHOLDERS' EQUITY
        Common stock, no par value, stated value $100 per share;
          2,000 shares authorized; 300 shares outstanding             30,000
        Retained earnings                                            313,663
                                                                   ---------

                        Total stockholders' equity                   343,663
                                                                   ---------

                                                                   $ 557,609
                                                                   =========

The Notes to Financial Statements are an integral part of this statement.

                         ADVANTAGE  HEALTHCARE,  INC.

                             STATEMENT  OF  INCOME
                         Year Ended December 31, 1994

------------------------------------------------------------------------

REVENUES
        Pharmacy                                              $  896,311
        Respiratory therapy                                      404,132
        DME                                                      330,052
        Other                                                     19,886
                                                              ----------

                Total revenues                                 1,650,381
                                                              ----------

COST OF REVENUES
        Pharmacy                                                 313,820
        Respiratory therapy                                       84,975
        DME                                                      156,129
        Other                                                      4,762
                                                              ----------

                Total cost of revenues                           559,686
                                                              ----------

                Gross profit                                   1,090,695
                                                              ----------

OPERATING EXPENSES
        Officers' salaries                                       219,840
        Salaries and wages                                       204,280
        Commissions                                              319,563
        Officers' and employee benefits                          122,218
        Outside services                                          19,048
        Provision for bad debt expense                            22,480
        Rent expense                                             106,579
        Depreciation                                              25,646
        Utilities                                                  5,627
        Telephone                                                 15,963
        Business insurance                                        17,876
        Vehicle expense                                           22,202
        Professional fees                                         20,228
        Accreditation fees                                         8,951
        Office expenses                                           28,033
        Taxes and licenses                                         4,756
        Advertising                                                4,278
        Dues and subscriptions                                     2,781
        Contributions                                              2,445
        Travel and entertainment                                  10,838
        Other expenses                                             7,225
                                                              ----------

                 Total operating expenses                      1,190,857
                                                              ----------

                 Operating loss                                 (100,162)
                                                              ----------

OTHER INCOME (EXPENSES)
        Interest income                                            4,643
        Interest expense                                          (1,875)
                                                              ----------

                 Total other income (expenses), net                2,768
                                                              ----------

Net loss                                                        ($97,394)
                                                               =========

The Notes to Financial Statements are an integral part of this statement.

                         ADVANTAGE  HEALTHCARE,  INC.

               STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
                         Year Ended December 31, 1994
-------------------------------------------------------------------------------

                                                   Common    Retained
                                                    Stock    Earnings   Total
                                                   -------   --------  --------
BALANCE, December 31, 1993, as previously
  reported (unaudited)                             $30,000   $373,339  $403,339

     Restatement of assets and liabilities to
       reflect accounting under generally
       accepted accounting principles (Note 5)           -     37,718    37,718
                                                   -------   --------  --------

BALANCE, December 31, 1993, as restated             30,000    411,057   441,057

     Net loss for the year                               -    (97,394)  (97,394)
                                                   -------   --------  --------
BALANCE, December 31, 1994                         $30,000   $313,663  $343,663
                                                   =======   ========  ========

The Notes to Financial Statements are an integral part of this statement.

                          ADVANTAGE HEALTHCARE, INC.

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1994

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $(97,394)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation                                                     54,974
     Provision for bad debt expense                                   22,480
     Change in operating assets and liabilities:
       Accounts receivable                                            (1,223)
       Inventories                                                    (3,693)
       Prepaid expenses and other assets                              10,316
       Accounts payable                                               78,117
       Accrued pension plan expense                                   (3,587)
       Other accrued expenses                                            574
                                                                    --------
          Net cash provided by operating activities                   60,564
                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment and vehicles                                 (75,436)
                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt                                        34,468
  Principal payments on long-term debt                               (16,655)
                                                                    --------
          Net cash provided by financing activities                   17,813
                                                                    --------
Net increase in cash                                                   2,941

Cash at beginning of year                                             94,647
                                                                    --------
Cash at end of year                                                 $ 97,588
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
    Cash paid during the year for interest                          $  1,875
                                                                    ========

The Notes to Financial Statements are an integral part of this statement.

                         ADVANTAGE  HEALTHCARE,  INC.

                       NOTES  TO  FINANCIAL  STATEMENTS
                               December 31, 1994
--------------------------------------------------------------------------------


Note 1.   Summary of Operations and Significant Accounting Policies

          The accounting and reporting policies of the Company conform with generally accepted accounting principles. The policies that materially affect financial position and results of operations are summarized below.

          Company operations:

          The Company is engaged primarily in the sale and rental of pharmaceutical supplies and sale and rental of home healthcare equipment to home healthcare patients.

          Cash and cash equivalents:

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand and cash in bank.

          Inventories:

          Inventories consist principally of pharmaceutical supplies, respiratory therapy supplies and durable medical equipment (DME). Inventories are valued at the lower of cost (first-in first-out method) or market.

          Equipment and vehicles:

          Equipment and vehicles are recorded at cost. Depreciation is provided over the estimated useful lives of the respective classes of assets using the straight-line method.

          Income taxes:

          The Company has elected by consent of its shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for federal income tax on the Company's taxable income.

          Rental income recognition:

          The Company rents equipment under month-to-month leases. Income is recognized monthly for rental equipment based on equipment on lease each month. Rental equipment is depreciated over its economic useful life. Some DME is leased under informal lease-to-buy arrangements over 13 months. Income for DME rented under lease-to-buy arrangements is recognized monthly based on equipment on lease and the related equipment cost is charged to cost of revenues over the lease-to-buy term.

                         ADVANTAGE  HEALTHCARE,  INC.

                       NOTES  TO  FINANCIAL  STATEMENTS
                               December 31, 1994
-------------------------------------------------------------------------------


Note 1.   Summary of Operations and Significant Accounting Policies (continued)

          Use of estimates in the preparation of financial statements:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.   Long-term Debt

          The Company's long-term debt consists of the following:

            Vehicle installment note; payable $561 monthly, including
                interest at 8.99% through December 1997; collateralized
                by vehicle                                                $17,622

            Vehicle installment note; payable $526 monthly, including
                interest at 7.80% through October 1997; collateralized
                by vehicle                                                 16,429

            Vehicle installment note payable to stockholder in monthly payments of $1,228, including interest at 4.75% through
                September 1995; collateralized by vehicle                   9,647
                                                                          _______
                                                                           43,698
            Less current maturities                                       (20,219)
                                                                          _______

                                                                          $23,479
                                                                          =======

          Aggregate maturities of long-term debt for succeeding years are as follows:

                       1995    $20,219
                       1996     11,498
                       1997     11,981

Note 3.   Employee Pensions - Individual Retirement Accounts

          The Company has adopted a simplified employee pension agreement under the provisions of Section 408(k) of the Internal Revenue Code. The Plan covers substantially all full-time employees who have completed two years of service and are at least 21 years old. Contributions to the Plan by the Company are discretionary in each year. The Company's contribution to the Plan for 1994 was $64,901.

                          ADVANTAGE HEALTHCARE, INC.

                        NOTES TO FINANCIAL STATEMENTS
                               December 31, 1994
--------------------------------------------------------------------------------

Note 4. Operating Leases and Related-Party Transaction

        Office space is leased from the stockholders under a 15-year lease agreement expiring in 2006. The agreement provides for annual rentals of $86,304, subject to an escalation at the lessor's discretion based on the CPI index. Total rents paid to related parties during 1994 was $86,304. The Company also leases medical equipment under short-term lease agreements with various expiration dates. Rental expense under these leases totaled $20,275 in 1994. The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1994.

                             1995        $ 86,304
                             1996          86,304
                             1997          86,304
                             1998          86,304
                             1999          86,304
                           Thereafter     604,128

Note 5. Restatement of Retained Earnings at Beginning of Year

        Prior to January 1, 1994, the Company's financial statements were not audited and were prepared primarily on an income-tax basis of accounting. Retained earnings and related assets at the beginning of the year have been restated to reflect the use of generally accepted accounting principles (GAAP). The principal differences relate to use of an allowance for uncollectible accounts receivable versus the direct write-off method for bad debts; use of estimated economic useful lives for depreciable assets versus tax depreciable lives and recognizing the cost of DME sold under lease-to-buy arrangements with the related lease revenue. The net effect of these adjustments of $37,718 is reflected as an adjustment of beginning retained earnings in the accompanying statement of stockholders' equity.


Note 6. Event Subsequent to December 31, 1994

        Effective October 1, 1995, Rotech Medical Corporation through its subsidiary, Beta Medical Equipment, Inc., acquired substantially all of the assets of Advantage Healthcare, Inc. Rotech operates home healthcare agencies providing infusion therapy, medical equipment, respiratory and oxygen care in various states.

                          Advantage Healthcare, Inc.

Interim Balance Sheet (Unaudited)
-------------------------------------------------------------------------------


                                               SEPTEMBER 30, 1995
                                              --------------------
ASSETS
Current Assets:
  Cash                                              $147,515
  Accounts receivable:
    Trade, less allowance for contractual
      adjustments and doubtful accounts              206,586
  Inventories                                         30,404
  Prepaid expenses and other                           3,997
                                                    --------
Total Current Assets                                 388,502

Other Assets                                           2,600

Property and Equipment, less accumulated
  depreciation                                       136,741
                                                    --------

Total Assets                                        $527,843
                                                    ========




LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, accrued expenses and
    other liabilities                               $ 22,329
  Current maturities of long-term debt                13,045
                                                    --------
Total Current Liabilities                             35,374

Other liabilities:
   Long-term debt                                     13,160

Stockholders' Equity:
  Common stock, no par value, stated value
     $100 per share, 2000 shares
      authorized; 300 outstanding                     30,000
  Retained earnings                                  449,309
                                                    --------
                                                     479,309
                                                    --------
Total Liabilities and Stockholders' Equity          $527,843
                                                    ========

See accompanying notes to interim financial statements (unaudited).

                           Advantage Healthcare, Inc.

Interim Statement of Cash Flows (Unaudited)
-------------------------------------------------------------------------------


                                           NINE MONTHS ENDED
                                          SEPTEMBER 30, 1995
                                          ------------------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES                                    $  84,830

INVESTING ACTIVITIES
Purchases of property and equipment              (24,584)
                                               ---------
 Net cash used in investing activities           (24,584)

FINANCING ACTIVITIES
Payments on notes payable                        (10,319)
                                               ---------
  Net cash used by financing activities          (10,319)
                                               ---------
  Increase in cash                                49,927
Cash at beginning of period                       97,588
                                               ---------
Cash at end of period                          $ 147,515
                                               =========


See accompanying notes to interim financial statements (unaudited).

                           Advantage Healthcare, Inc.

Notes to Interim Financial Statements - September 30, 1995 (Unaudited)
-------------------------------------------------------------------------------

1.  BASIS OF REPORTING

The interim balance sheet as of September 30, 1995 and the interim statements of income, stockholders' equity and cash flows for the nine months ended September 30, 1995 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the year ended December 31, 1994. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2.  SUBSEQUENT EVENT

Effective October 1, 1995, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $2.6 million cash and 56,281 shares of the buyer's restricted common stock valued at $1.1 million.

                   REVCO HOME HEALTH CARE CENTERS, INC.


                   FINANCIAL STATEMENTS
                   AS OF JUNE 3, 1995
                   TOGETHER WITH REPORT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Revco Home Health Care Centers, Inc.:

We have audited the accompanying balance sheet of Revco Home Health Care Centers, Inc. (an Ohio corporation and an indirect wholly owned subsidiary of Revco D.S., Inc.) as of June 3, 1995 and the related statements of operations, stockholder's deficit and cash flows for the forty-four week period beginning July 30, 1994 (acquisition date) and ending June 3, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revco Home Health Care Centers, Inc. as of June 3, 1995, and the results of its operations and cash flows for the forty-four week period beginning July 30, 1994 (acquisition date) and ending June 3, 1995 in conformity with generally accepted accounting principles.



Cleveland, Ohio,
December 15, 1995.

                      REVCO HOME HEALTH CARE CENTERS, INC.
                      ------------------------------------


                                 BALANCE SHEET
                                 -------------

                                  JUNE 3, 1995
                                  ------------

                                  ($ in 000's)



                 ASSETS
                 ------
CURRENT ASSETS:
 Cash                                     $   784
 Accounts receivable, net of allowance
  for doubtful accounts of $4,867           4,073

 Inventories                                4,257
 Other current assets                          82
                                          -------

     Total current assets                   9,196

PROPERTY AND EQUIPMENT, net (Note 2)        3,128
                                          -------
                                          $12,324
                                          =======


LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------

CURRENT LIABILITIES:
 Compensation and benefits                $   332

DUE TO PARENT                              13,029
                                          -------
                                           13,361

STOCKHOLDER'S DEFICIT:
 Common stock, $.01 par value, 850
  shares authorized, issued and                 -
  outstanding

 Accumulated deficit                       (1,037)
                                          -------
                                           (1,037)
                                          -------
                                          $12,324
                                          =======



                The accompanying notes to financial statements
                  are an integral part of this balance sheet.

                      REVCO HOME HEALTH CARE CENTERS, INC.
                      ------------------------------------


                            STATEMENT OF OPERATIONS
                            -----------------------

                    FOR THE FORTY-FOUR WEEK PERIOD BEGINNING
                    ----------------------------------------

            JULY 30, 1994 (ACQUISITION DATE) AND ENDING JUNE 3, 1995
            --------------------------------------------------------

                                  ($ in 000's)

REVENUE:
 Sales of supplies and equipment    $18,101
 Equipment rental                     4,923
                                    -------
                                     23,024
                                    -------

COST OF SALES                        10,797

OPERATING EXPENSES                   12,823

DEPRECIATION AND AMORTIZATION           441
                                    -------
                                     24,061
                                    -------
     Net loss                       $(1,037)
                                    =======



                The accompanying notes to financial statements
                    are an integral part of this statement.

                      REVCO HOME HEALTH CARE CENTERS, INC.
                      ------------------------------------


                       STATEMENT OF STOCKHOLDER'S DEFICIT
                       ----------------------------------

                    FOR THE FORTY-FOUR WEEK PERIOD BEGINNING
                    ----------------------------------------

            JULY 30, 1994 (ACQUISITION DATE) AND ENDING JUNE 3, 1995
            --------------------------------------------------------

                                  ($ in 000's)



                          Common       Accumulated
                          Stock          Deficit         Total
                         -------       -----------     --------
BALANCE, JULY 30, 1994    $   -         $   -          $   -
  Net loss                    -          (1,037)        (1,037)
                          ------        --------       --------

BALANCE, JUNE 3, 1995     $   -         $(1,037)       $(1,037)
                          ======        ========       ========



                The accompanying notes to financial statements
                    are an integral part of this statement.

                      REVCO HOME HEALTH CARE CENTERS, INC.
                      ------------------------------------


                            STATEMENT OF CASH FLOWS
                            -----------------------

                    FOR THE FORTY-FOUR WEEK PERIOD BEGINNING
                    ----------------------------------------

            JULY 30, 1994 (ACQUISITION DATE) AND ENDING JUNE 3, 1995
            --------------------------------------------------------

                                  ($ in 000's)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                               $(1,037)
 Adjustments to reconcile net loss to
  net cash used for operating
  activities-
   Depreciation and amortization                            441
   Changes in assets and liabilities-
     Accounts receivable                                 (1,381)
     Inventories                                            949
     Other, net                                             (13)
                                                        -------

       Net cash used for operating activities            (1,041)
                                                        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Net additions to property and equipment                   (786)
                                                        -------

       Net cash used for investing activities              (786)
                                                        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net advances from parent                                 2,570
                                                        -------

       Net cash provided by financing activities          2,570
                                                        -------

NET INCREASE IN CASH                                        743
                                                        -------

CASH, BEGINNING OF PERIOD                                    41
                                                        -------

CASH, END OF PERIOD                                     $   784
                                                        =======



            The accompanying notes to financial statements
              are an integral part of this statement.

                       REVCO HOME HEALTH CARE CENTERS, INC.
                      ------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                  JUNE 3, 1995
                                  ------------

1. ORGANIZATION AND SUMMARY OF
   SIGNICANT ACCOUNTING POLICIES:
   ------------------------------

Revco Home Health Care Centers, Inc. (HHC) is a wholly owned operating subsidiary of Hook-SupeRx, Inc. (HSI). HSI is a wholly owned subsidiary of Revco D.S., Inc. (Revco and, collectively, with HSI, the Parent). The accompanying financial statements include the operating results of HHC since Revco's acquisition of HSI, which for financial reporting purposes was July 30, 1994.

Revco Acquisition of HSI
------------------------

In July 1994, Revco completed its acquisition of HSI. The acquisition was accounted for using the purchase method. Accordingly, the carrying values of HHC's net assets were adjusted to their estimated fair values. The net fair values assigned to HHC assets exceeded the Parent's allocated acquisition cost of HHC. In the accompanying financial statements, the resulting excess was allocated to reduce the values of HHC's noncurrent assets (Note 2). None of the acquisition financing or any other HSI or Revco debt has been pushed down to or recorded by HHC.

Transactions with Parent
------------------------

The Parent provided HHC with certain services including executive, legal, data processing, accounting, tax and financial services. HHC's coverage for liability, industrial compensation and other insurance was provided under programs administered by the Parent. In accordance with the Securities and Exchange Commission Rules and Regulations, certain expenses have been adjusted in the accompanying financial statements to reflect the costs incurred by the Parent on behalf of HHC. These specific expenses were allocated according to a formula based on the ratio of HHC's revenues to the Parent's revenues. Management believes that these expenses were reasonably allocated. Charges to HHC for such services totaled $450,000 for the current period and are included in operating expenses in the accompanying statement of operations.

Due to Parent
-------------

The Parent provided financing to HHC through an intercompany debt account. No interest is charged to HHC on intercompany borrowings from the Parent. There are no set repayment terms relative to the due to parent account.

Fiscal Year
-----------

HHC's fiscal year ends on the Saturday closest to May 31.

Inventory
---------

Inventory consists primarily of medical supplies and equipment and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Revenue Recognition
-------------------

Revenues are recognized on sales of supplies and medical equipment on the date of delivery and on rental during the time period the equipment is used by patients. A majority of HHC's revenues are billed to insurance carriers and other care providers and are subject to review for eligibility. Accounts receivable are recognized at estimatable reimbursable amounts. Provisions are made for doubtful accounts and estimated sales returns. Provision for doubtful accounts for the forty-four weeks ended June 3, 1995 was $2,995,000 and is included in operating expenses in the accompanying statement of operations. Approximately 55% of HHC's receivables are due from Medicare and Medicaid programs.

Income Taxes
------------

HHC's results of operations have been included in the consolidated federal tax returns of the Parent. The accompanying financial statements reflect the tax accounts of HHC as if it were a corporation filing separate returns. The corresponding tax amounts paid by or credited to HHC by the Parent are included in the amount due to parent on the accompanying balance sheet. No income tax benefit has been recognized in the accompanying statement of operations for the current period.

2. PROPERTY AND EQUIPMENT:
   -----------------------

As discussed above, as of July 30, 1994, HHC's property and equipment were adjusted to reflect the push-down of the Parent's allocation of the acquisition cost of HHC. All current period additions are stated at cost. Depreciation and amortization is provided using the straight-line method over the remaining useful lives of the respective assets.

Property and equipment is summarized as follows ($ in 000's):

                                                                  Financial
                                                                  Reporting               Financial
                                                                    Value                 Reporting
                                                                Before Parent            Value After
                                          Estimated             Push-Down of             Push-Down of
                                            Useful              Acquisition              Acquisition
                                             Lives                 Cost                     Cost
                                          ----------            -------------            ------------
Rental equipment                                5                  $4,070                  $2,867
Land                                            -                      84                      84
Building                                       20                     618                     618
Vehicles                                        5                     235                       -
Leasehold improvements                        3-7                     455                       -
Store furniture and fixtures                  3-7                     292                       -
Office equipment                              3-5                     181                       -
                                                                   ------                  ------
                                                                   $5,935                   3,569
                                                                   ======
Less- Accumulated depreciation and
 amortization                                                                                (441)
                                                                                           ------
                                                                                           $3,128
                                                                                           ======

3. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

HHC conducts substantially all of its retailing operations in leased premises. Future minimum lease payments under noncancelable operating leases are as follows ($ in 000's):

                       1996                   $  975
                       1997                      873
                       1998                      645
                       1999                      514
                       2000                      341
                       2001 and thereafter     1,042
                                              ------
                                              $4,390
                                              ======

Rental expense for the current period was $944.

HHC is subject to litigation in the normal course of business. Management believes the effect, if any, of an unfavorable settlement of litigation will not have a material effect on the financial position or results of operations of HHC.

4. SUBSEQUENT EVENT:
   -----------------

On September 29, 1995, the Parent completed the sale of substantially all of the assets of HHC to Responsive Home Health Care, Inc., a Florida corporation and a wholly owned subsidiary of RoTech Medical Corporation, a Florida corporation.

                     Revco Home Health Care Centers, Inc.

Interim Balance Sheet (Unaudited)
--------------------------------------------------------------------------------

                                          SEPTEMBER 30, 1995
                                          ------------------
ASSETS
Current Assets:
  Cash                                      $         -
  Accounts receivable:
    Trade, net of allowance for
     contractual adjustments
      and doubtful accounts                   4,645,200
  Inventories                                 2,615,000
                                            -----------
Total Current Assets                          7,260,200

Property and Equipment, net                   3,170,670
                                            -----------


Total Assets                                $10,430,870
                                            ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Compensation and benefits                     500,670
                                            -----------

Total Current Liabilities                       500,670

Due to parent                               $10,658,000

Stockholders' Deficit:
  Common stock, $.01 par value, 850
   shares authorized, issued and                      -
    outstanding
  Accumulated deficit                          (727,800)
                                            -----------
                                               (727,800)
                                            -----------
Total Liabilities and Stockholders' Deficit $10,430,870
                                            ===========

See accompanying notes to interim financial statements (unaudited).

                      Revco Home Health Care Centers, Inc.

Interim Statement of Income (Unaudited)
--------------------------------------------------------------------------------

                                        FOUR MONTHS ENDED
                                        SEPTEMBER 30, 1995
                                      --------------------

Operating revenue                           $8,489,700

Cost and expenses:

 Cost of revenue                             6,074,900
 Selling, general and administrative         2,005,700
 Depreciation                                   99,900
                                            ----------
                                             8,180,500
                                            ----------

        Net Income                          $  309,200
                                            ==========

See accompanying notes to interim financial statements (unaudited).

                      Revco Home Health Care Centers, Inc.

Interim Statement of Stockholders' Deficit (Unaudited)
--------------------------------------------------------------------------------

                                COMMON STOCK
                               --------------  ACCUMULATED
                               SHARES  AMOUNT    DEFICIT
                               ---------------------------

Balance at June 4, 1995          850      -   $(1,037,000)

  Net income                                      309,200
                               ---------------------------

Balance at September 30, 1995    850      -     $(727,800)
                               ===========================

See accompanying notes to interim financial statements (unaudited).

                      Revco Home Health Care Centers, Inc.

Interim Statement of Cash Flows (Unaudited)
-------------------------------------------------------------------------------

                                           FOUR MONTHS ENDED
                                          SEPTEMBER 30, 1995
                                          ------------------

NET CASH PROVIDED BY OPERATING               $ 1,729,570
 ACTIVITIES

INVESTING ACTIVITIES
Purchases of property and equipment             (142,570)
                                             -----------
 Net cash used in investing activities          (142,570)

FINANCING ACTIVITIES
Payments to parent                            (2,371,000)
                                             -----------
  Net cash used by financing activities       (2,371,000)
                                             -----------
  Decrease in cash                              (784,000)
Cash at beginning of period                      784,000
                                             -----------
Cash at end of period                        $         -
                                             ===========

See accompanying notes to interim financial statements (unaudited).

                     Revco Home Health Care Centers, Inc.

Notes to Interim Financial Statements - September 30, 1995 (Unaudited)
--------------------------------------------------------------------------------

1.  BASIS OF REPORTING

The interim balance sheet as of September 30, 1995 and the interim statements of income, stockholders' deficit and cash flows for the four months ended September 30, 1995 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the forty-four week period ended June 3, 1995. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2.  SUBSEQUENT EVENT

Effective October 1, 1995, the Company sold substantially all of its net assets to a Florida-based provider of home health care services for $10.4 million cash.

                   [LETTERHEAD OF TANNER & CO. APPEARS HERE]


TO THE BOARD OF DIRECTORS OF
VALLEY HOME MEDICAL INC.


     We have audited the accompanying balance sheet of Valley Home Medical Inc. as of November 30, 1994 and the combined balance sheet of Valley Home Medical, Inc. and Valley Home I.V. Services, Inc., as of November 30, 1993, and the related statements of income, stockholders' equity and cash flows for the years ended November 30, 1994 and 1993. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Valley Home Medical, Inc., and Valley Home I.V. Services, Inc., as of November 30, 1994 and 1993, and the results of their operations and its cash flows of the years ended November 30, 1994 in conformity with generally accepted accounting principles.


                                                        /s/ Tanner & Co.

July 14, 1995

                          VALLEY HOME MEDICAL, INC.

                            COMBINED BALANCE SHEET



                                               NOVEMBER 30,
                                             1994        1993
                                          ----------  ----------
        ASSETS
        ------
Current Assets:
  Cash                                    $        -  $    2,452
  Accounts receivable (net of allowance
   for doubtful accounts of $80,000 and
   $87,000 at November 30, 1994 and          728,613     479,992
   1993, respectively)


  Inventories                                394,924      83,148
  Notes receivable - related parties          19,587     136,554
                                           ---------    --------

       Total Current Assets                1,143,124     702,146

 Property and Equipment, net                 552,964     286,612
 Other assets                                  3,142       9,439
 Investment in Layton Drug Company                 -     104,366
 Deferred tax asset                           19,000           -
                                           ---------    --------


                                          $1,718,230  $1,102,563
                                          ==========  ==========


                           VALLEY HOME MEDICAL, INC.

                            COMBINED BALANCE SHEET


                                                NOVEMBER 30,
                                             1994         1993
                                          ----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Checks written in excess of cash in      $   22,417   $   40,165
  bank
 Current portion of long-term debt           252,769       12,850
 Note payable                                153,321       26,000
 Accounts payable                            381,863       71,092
 Accrued expenses                             32,011       47,238
 Income taxes payable                         28,743       33,500
                                          ----------   ----------

      Total current liabilities              871,124      230,845
                                          ----------   ----------


 Long-term debt                               76,379            -
                                          ----------   ----------

      Total liabilities                      947,503      230,845

Commitments                                        -            -

Stockholders' equity:
Valley Home Medical, Inc.
 Common Stock,  no par value , 10,000
  shares authorized; shares issued and
  outstanding, 2,500 and 1,500 at            436,021        1,500
  November 30, 1994 and 1993,
  respectively

Valley Home I.V. Services, Inc.
 Common stock, no par value; 10,000
  shares authorized; 1,000 shares                  -        1,000
  issued and outstanding at November
  30, 1993

 Retained earnings                           334,706      878,218
 Treasury stock                                    -       (9,000)
                                          ----------   ----------

                                             770,727      871,718
                                          ----------   ----------
      Total Stockholders' equity          $1,718,230   $1,102,563
                                          ==========   ==========



See notes to combined financial statements.

                          VALLEY HOME MEDICAL, INC.

                         COMBINED STATEMENT OF INCOME


                                           YEAR ENDED NOVEMBER 30,
                                             1994         1993
                                        ------------   ----------

Revenue:
     Net Sales                             3,867,440    1,571,359
     Net rental income                       452,670      351,191
                                         -----------   ----------

          Total revenue                    4,320,110    1,922,550

Cost of  sales and rental                  2,177,971      584,846
                                         -----------   ----------

          Gross profit                     2,142,139    1,337,704
                                         -----------   ----------

Selling, general and administrative        2,213,768    1,314,951
 expenses
                                         -----------   ----------

          Income (loss) from operations      (71,629)      22,753
                                         -----------   ----------


Other income (expense):
     Interest expense                        (18,987)      (5,497)
     Other                                    34,490       59,441
                                         -----------   ----------

                                              15,503       53,944
                                         -----------   ----------

          Income (loss) before income        (56,126)      76,697
           taxes

Income taxes (provision) benefit:
          Current                             (7,000)     (11,500)
          Deferred                            19,000       (3,500)
                                         -----------   ----------

          Total income taxes                  12,000      (15,000)
                                         -----------   ----------

          Net (loss) income               $  (44,126)  $   61,697
                                          ===========  ==========


See notes to combined financial statements.

                           VALLEY HOME MEDICAL, INC.

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                    YEARS ENDED NOVEMBER 30, 1994 AND 1993

                                                    VALLEY HOME              VALLEY HOME
                                                   MEDICAL, INC.         I.V. SERVICES, INC.
                                                   COMMON STOCK              COMMON STOCK
                                            ----------------------      -----------------------
                                                 NO. OF                   NO. OF                      RETAINED         TREASURY
                                                 SHARES    AMOUNT         SHARES      AMOUNT          EARNINGS          STOCK
                                             ----------  ---------      ---------    --------       -----------      -------------

Balance, December 1, 1992                         1,500  $  1,500          1,000   $ 1,000           $ 816,521          $(9,000)

 Net Income
                                                      -         -              -         -              61,697                -
                                                -------  --------         ------   -------           ---------          -------
 Balance, November 30, 1993
                                                  1,500     1,500          1,000     1,000             878,218           (9,000)

 Acquisition of Valley Home I.V.
  Services, Inc.                                  1,000   434,521         (1,000)   (1,000)           (442,521)           9,000

 Distribution to shareholders in
  connection with acquisition of Layton               -         -              -         -             (56,865)               -
  Drug Company, Inc.

 Net (loss)                                           -         -              -         -             (44,126)               -
                                                -------  --------         ------   -------           ---------          -------

Balance, November 30, 1994                        2,500  $436,021              -         -             334,706                -
                                                =======  ========         =======  ========          =========          =======

See notes to combined financial statements.

                           Valley Home Medical, Inc.

                            Statement of Cash Flows

                    Years Ended November 30, 1994 and 1993

                                                    1994         1993
                                                 ----------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net income to net cash
  provided by operating activities:
    Net Income (loss)                            $ (44,126)      61,697
    Adjustments to reconcile net income
      to net cash (used in) provided by
      operating activities:
        Depreciation                               135,282       65,680
        Loss on disposal of assets                  13,247            -
          (Increase) decrease in:
            Accounts receivable                   (120,590)      48,087
            Inventories                               (776)     (20,308)
            Other assets                             6,297        1,353
       Increase (decrease) in:
         Checks written in excess of
             cash in bank                          (17,748)      40,165
         Accounts payable                           58,222       11,393
         Accrued expenses                          (15,227)       6,049
         Income taxes payable                       (4,757)     (22,000)

         Deferred income taxes                     (19,000)       3,500
                                                 ---------    ---------
             Net cash (used in)
              provided by
              operating activities                  (9,176)     195,616
                                                 ---------    ---------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
 Purchase of property and equipment               (398,494)    (139,878)
 Payments received from notes receivable           116,967            -
 Increase in notes receivable                            -     (136,554)
 Decrease in investment                                  -        7,114
                                                 ---------    ---------
           Net cash (used in)
            investing activities                  (281,527)    (269,318)
                                                 ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net changes in notes payable                      140,471       30,801
 Proceeds from long-term debt                      244,128            -
 Principal payments on long-term debt              (96,348)
                                                 ---------    ---------
            Net cash provided by (used in)
            financing activities                   288,251       30,801
                                                 ---------    ---------

                             VALLEY MEDICAL, INC.



                                           YEAR ENDED NOVEMBER 30,
                                             1994         1993
                                        -------------------------
        Net decrease in cash                  (2,452)     (42,901)

Cash, beginning of year                        2,452       45,353
                                             -------       ------

Cash, end of year                            $    -         2,452
                                             =======       ======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

          Cash paid during the year for:

             Interest                        $ 5,837        6,321
                                             =======       ======

             Income taxes                    $12,094       30,184
                                             =======       ======

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

       Effective January 1, 1994, the Company increased its ownership in Layton Drug Company, Inc., from 30 percent to 100 percent. The Company did this through the issuance of a note payable in the amount of $155,369. At the time of the increase in ownership, Layton Drug Company, Inc., had the following assets and liabilities:

          Accounts Receivable             $ 128,032
          Inventory                         311,000
          Office equipment                   19,119
          Accumulated depreciation           (2,732)
          Accounts payable                 (252,549)
                                          ---------

          Equity at January 1, 1994         202,870

          Less total investment in
           Layton Drug Company Inc.

              Investment in Layton Drug    (104,366)

              Issuance of note payable     (155,369)
                                          ---------

          Net excess of consideration
           paid over assets acquired      $ (56,865)
                                          =========

See notes to combined financial statements.

                           VALLEY HOME MEDICAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          NOVEMBER 30, 1994 AND 1993


1. BASIS OF PRESENTATION

       The financial statements present the financial condition, results of operation and cash flows of Valley Home Medical, Inc. (Company) at November 30, 1994 and for the year then ended. The Company acquired Valley Home I.V. Services (Home I.V.) effective December 1, 1993. The acquisition was effected through a stock-for-stock transaction wherein the Company issued 1,500 shares of its common stock for 100 percent of the outstanding common stock of Home I.V. The acquisition was accounted for as a purchase with all assets and liabilities recorded at their historical cost. Home I.V. had similar ownership as the Company. At the time of the acquisition, the Corporation of Home I.V. was terminated.


       Effective January 1, 1994, the Company acquired the remaining 70 percent of Layton Drug Company, Inc. (Layton Drug). The Company previously owned 30 percent. The Company issued a note payable in the amount of $155,369 for the remaining interest in Layton Drug. At the time of the acquisition, the Company's investment in Layton Drug plus the issued note payable exceeded the equity of Layton Drug by $212,234. This has been recorded as a distribution. The owners of Layton Drug are similar to those of the Company.

       The financial statements at November 30, 1994 and the year then ended include those of the Company and Home I.V. for the entire year and Layton Drug from January 1, 1994.

       The combined financial statements at November 30, 1993 and for the year
then ended include those of the Company and Home I.V.   Layton Drug was
accounted for on the equity method as the Company had a 30 percent interest.


2.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

ORGANIZATION

       Valley Home Medical, Inc., (the Company) was incorporated under the laws
of   the State of Utah on December 28, 1983.  The primary purpose of the Company is to rent and sell medical equipment, supplies and pharmaceutical products.

INVENTORIES
       Inventories consist of pharmaceutical, medical equipment and supplies held for sale and are stated at the lower of average cost (FIFO basis) or market.

                           VALLEY HOME MEDICAL, INC.

2.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PROPERTY AND EQUIPMENT
       Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over estimated useful lives or lease terms as follows:

       Leasehold improvements       5-10 years
       Furniture and fixtures       5-10 years
       Rental equipment             3-10 years
       Equipment and signs          5 years
       Vehicles                     5 years

INCOME TAXES

       Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation and the allowance for bad debts.

REVENUE RECOGNITION

       The Company is involved in the business of selling pharmaceutical products, providing respiratory services and equipment sales and the sale of rehabilitation and adaptive equipment.

       Revenues are accounted for as follows:

       * Patient revenues are recognized net of contractual adjustments related to third party payers when services are rendered. The amount paid by third party payors is dependent upon the benefits included in the patient's policy.

       * Other revenues are recognized as the services are rendered or the sales are made.

CONCENTRATION OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

       The Company's customer base consists primarily of individuals in the state of Utah. Substantially all revenues and accounts receivable are from these customers.

                          VALLEY HOME MEDICAL, INC.

2.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

CASH AND CASH EQUIVALENTS
       For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.


3.  NOTES  RECEIVABLE

The Company has the following notes receivable at November 30, 1994 and 1993:

                                                      1994     1993
                                                    --------  -------
          Notes receivable from an
           officer/shareholder at an interest
           rate of 10%, due on demand, unsecured     $19,587   24,054

          Note receivable from a related entity
           at an interest rate of 10%, due on
           demand, unsecured                               -  112,500
                                                     -------  -------
                               Total                 $19,587  136,554
                                                     =======  =======

4.  PROPERTY AND EQUIPMENT

Property and equipment at November 30, 1994 and 1993 consisted of the following:

                                                       1994        1993
                                                    -----------  ---------
          Rental equipment                          $  411,067    324,902
          Equipment                                    117,110    132,485
          Furniture and fixtures                       262,802     65,337
          Vehicles                                     218,435    148,734
          Leasehold improvements                        12,263     12,128
                                                    ----------   --------
                                                     1,021,677    683,586

          Less accumulated depreciation and           (468,713)  (396,974)
           amortization
                                                    ----------   --------

          Property and equipment - net              $  552,964    286,612
                                                    ==========   ========

                          VALLEY HOME MEDICAL, INC.

5.  INVESTMENT

       At November 30, 1993, the Company had a 30 percent investment in Layton Drug Company. The investment was accounted for on the equity method of accounting. The equity value was $104,366 at November 30, 1993. Effective January 1, 1994, the Company acquired the remaining 70 percent ownership in Layton Drug through the issuance of a note payable of $155,369. Upon acquiring the remaining ownership, the Layton Drug Corporation was terminated. Operations of Layton Drug have been included in the financial statements from January 1, 1994 through November 30, 1994.


6.  NOTE PAYABLE

Note payable at November 30, 1994 and 1993 consisted of the following:

                                             1994     1993
                                           --------  ------
 Line of credit payable to a financial
 institution due May 14, 1996; with
 interest payments at the bank's prime
 rate (8.5% at November 30, 1994) plus
 1.50% payable monthly; collateralized
 by accounts receivable and inventory      $153,321  26,000
                                           ========  ======

7.  LONG-TERM DEBT

Long-term debt at November 30, 1994 and 1993 consisted of the following:

                                             1994     1993
                                           --------  ------
 Note payable to an officer/shareholder
 on demand with no interest requiring
 no monthly payment, secured by            $155,369      -
 inventory



 Note payable to a company requiring
 monthly payments of $8,003 including
 interest at a rate of 6.25%, due April     125,650      -
 1996, unsecured

                           VALLEY HOME MEDICAL, INC.

7.  LONG-TERM DEBT

Long-term debt at November 30, 1994 and 1993 consisted of the following:

                                                    1994       1993
                                                  ---------  --------
        Notes payable to a financial
         institution, payable in aggregate
         monthly installments of $626 including
         interest at 10.95%, collateralized by
         certain pieces of property and
         equipment                                   28,870         -




        Note payable to a financial institution
         requiring monthly payments of $471
         including interest at 9.0%, due on
         demand and unsecured                        19,259         -

        Note payable to an officer shareholder
         at an interest rate of 10% due on
         demand and unsecured                             -    12,850
                                                   --------    ------
                                                    329,148    12,850

        Less current portion                        252,769    12,850
                                                   --------    ------

        Long-term debt                             $ 76,379         -
                                                   ========    ======

Future maturities of long-term debt at November 30, 1994 were as follows:

       Year ending November 30:
                        1995                         $252,769
                        1996                           46,535
                        1997                           10,587
                        1998                           11,702
                        1999                            7,555
                                                     --------
                                                     $329,148
                                                     ========

                          VALLEY HOME MEDICAL, INC.

8.  RELATED PARTY TRANSACTIONS

       The Company has notes receivable and notes payable to related parties at November 30, 1994 and 1993. For more detail of the terms of the notes see notes 3, 6, and 7. A summary of related party notes and approximate balances are as follows:

                                                     1994      1993
                                                   --------  -------
        Accounts receivable - related party        $ 80,000   80,000
                                                   ========  =======
        Notes receivable - officer shareholder     $ 19,587   24,059
                                                   ========  =======
        Note receivable - related entity           $      -  112,500
                                                   ========  =======
        Notes payable - officer shareholder        $155,369   12,850
                                                   ========  =======
        Interest Income                            $  1,850    2,000
                                                   ========  =======
        Interest Expense                           $ 14,250    1,300
                                                   ========  =======

       In addition, during fiscal year 1994, the Company entered into a lease agreement with a related party to rent its primary facility under a noncancellable lease with monthly payments $11,000. Rent expense was $81,441.


9.  INCOME TAXES

       The provisions for income taxes differs from the amount computed at federal statutory rates as follows:

                                    1994       1993
                                  ---------  --------
        Tax at statutory rates    $(23,000)  (14,000)
        State tax                   (5,000)   (1,000)
                                  --------   -------
                                  $(28,000)  (15,000)
                                  ========   =======

       The deferred tax asset for the years ended November 30, 1994 and 1993, results from temporary differences between financial statement income primarily related to the difference in the writing off of bad debts for financial reporting and income taxes.

                           VALLEY HOME MEDICAL, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


10.  FRANCHISE AGREEMENT

       The Company has entered into a franchise agreement with another entity in which it is required to pay 9 percent of the collections on certain sales. The agreement will expire in January 1996. The amount paid on the obligation was $96,471 and $106,040 in fiscal years 1994 and 1993, respectively.


11.  LEASES

     OPERATING LEASES

       The Company leased a building from a related party in 1994 and part of 1993 under noncancelable operating leases. The Company also leased a building from a non-related party in 1993. Rent expense approximated $81,000 and $20,000 for the years ended November 30, 1994 and 1993, respectively.

       Future minimum annual rentals under the operating leases as of November 30, 1994 were as follows:

 Year ending November 30:
           1995             $  132,000
           1996                132,000
           1997                132,000
           1998                132,000
           1999                132,000
           Thereafter        1,859,000
                            ----------

           Total            $2,519,000
                            ==========


                           Valley Home Medical, Inc.

Interim Balance Sheet (Unaudited)
--------------------------------------------------------------------------------


                                              OCTOBER 31, 1995
                                              ----------------
ASSETS
Current Assets:
  Cash                                           $ (109,077)
  Accounts receivable:
    Trade, less allowance for
     contractual adjustments
     and doubtful accounts                        1,206,383
  Inventories                                       514,428
  Prepaid expenses and other                         14,399
                                                 ----------
Total Current Assets                              1,626,133

Property and Equipment, less accumulated
  depreciation                                      563,423
                                                 ----------

Total Assets                                     $2,189,556
                                                 ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, accrued expenses and
    other liabilities                            $  617,775
  Current maturities of long-term debt              320,568
                                                 ----------
Total Current Liabilities                           938,343

Other liabilities:
   Long-term debt                                   182,891

Stockholders' Equity:
  Common stock, no par value, 10,000
     shares authorized; 1,000 issued and
     outstanding                                    436,021
  Retained earnings                                 632,301
                                                 ----------
                                                  1,068,322
                                                 ----------
Total Liabilities and Stockholders' Equity       $2,189,556
                                                 ==========



See accompanying notes to interim financial statements (unaudited).

                           Valley Home Medical, Inc.

Interim Statement of Income (Unaudited)
-------------------------------------------------------------------------------


                                           ELEVEN MONTHS ENDED
                                            OCTOBER 31, 1995
                                           -------------------

Operating revenue                              $4,597,431

Cost and expenses:

  Cost of revenue                               2,328,215
  Selling, general and administrative           1,916,675
  Depreciation                                     31,122
  Interest                                         23,824
                                               ----------
                                                4,299,836
                                               ----------

Net income                                     $  297,595
                                               ==========

See accompanying notes to interim financial statements (unaudited).

                           Valley Home Medical, Inc.

Interim Statement of Stockholders' Equity (Unaudited)
-------------------------------------------------------------------------------



                                COMMON STOCK     RETAINED
                             -----------------
                               SHARES  AMOUNT    EARNINGS
                             ----------------------------

Balance at January 1, 1995      2,500  $436,021  $334,706

  Net income                                      297,595
                             ----------------------------

Balance at October 31, 1995     2,500  $436,021  $632,301
                             ============================


See accompanying notes to interim financial statements (unaudited).

                           Valley Home Medical, Inc.

Interim Statement of Cash Flows (Unaudited)
-------------------------------------------------------------------------------


                                          ELEVEN MONTHS ENDED
                                            OCTOBER 31, 1995
                                        ---------------------

NET CASH USED BY OPERATING ACTIVITIES          $(196,150)

INVESTING ACTIVITIES
Purchases of property and equipment              (19,439)
                                               ---------
 Net cash used in investing activities           (19,439)

FINANCING ACTIVITIES
Proceeds from notes payable                      106,512
                                               ---------
  Net cash provided by financing activities      106,512
                                               ---------
  Decrease in cash                              (109,077)
Cash at beginning of period                            -
                                               ---------
Cash at end of period                          $(109,077)
                                               =========

See accompanying notes to interim financial statements (unaudited).

                           Valley Home Medical, Inc.

Notes to Interim Financial Statements - October 31, 1995 (Unaudited)
--------------------------------------------------------------------

1.  BASIS OF REPORTING

The interim balance sheet as of October 31, 1995 and the interim statements of income, stockholders' equity and cash flows for the eleven months ended October 31, 1995 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the year ended November 30, 1994. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2.  SUBSEQUENT EVENT

Effective November 1, 1995, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for $3.3 million cash.

RoTech Medical Corporation and Subsidiaries
Pro Forma Condensed Combined Financial Statements

     The pro forma condensed combined financial statements for the year ended July 31, 1995 have been prepared to illustrate the estimated combined effects of the Agreements of Purchase and Sales (Agreements) between RoTech Medical Corporation (the Company) and Advantage, Hooks and Valley. The pro forma condensed combined balance sheet as of July 31, 1995 was derived by adjusting the historical balance sheet as of July 31, 1995 of the Company and the historical balance sheet as of September 30, 1995 of Advantage, the historical balance sheet as of June 3, 1995 of Hooks and the historical balance sheet as of October 31, 1995 of Valley.

     The pro forma condensed combined statement of income was derived by adjusting the historical statement for the year ended July 31, 1995 of the Company and the historical statement of income for the year ended September 30, 1995 of Advantage, the historical statement of income for the forty-four week period ended June 3, 1995 of Hooks and the historical statement of income for the year ended October 31, 1995 of Valley. The pro forma condensed combined statement of income was prepared as if each purchase and sale had occurred on August 1, 1994. The pro forma condensed combined statement of income presented is not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

     No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entities' employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisitions have been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined statement of income includes amortization of intangible assets as if the Agreements had been completed on the assumed effective date referred to above.

     The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1995 Form 10-K.

ROTECH MEDICAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
Pro Forma Condensed Combined Statements of Income

                                              For the Year Ended July 31, 1995
                                 ------------------------------------------------------------
                                                         (Unaudited)
                                     RoTech                                         RoTech
                                    Medical                                        Medical
                                  Corporation                                    Corporation
                                  Consolidated      Combined                       Combined
                                   Year Ended       Acquired     Pro Forma        Pro Forma
                                 July 31, 1995      Entities    Adjustments        Results
                                 ------------------------------------------------------------
Operating revenue                $134,111,458      $33,180,673                   $167,292,131

Cost and expenses:
   Cost of revenue                 36,287,811       15,497,748   (1,200,000)(a)    50,585,559
   Selling, general
        and administrative         66,477,381       18,533,434   (1,875,000)(b)    83,135,815
   Depreciation and amortization    9,565,238          546,828      304,000 (c)    10,416,066
   Interest                           835,462          (18,271)   1,108,400 (d)     1,925,591
                                 ------------       ----------   ----------       -----------
                                  113,165,892       34,559,739   (1,662,600)      146,063,031
                                 ------------       ----------   ----------       -----------

Income before income taxes         20,945,566       (1,379,066)   1,662,600        21,229,100

Income tax expense                  7,800,800          (12,000)     117,474 (e)     7,906,274
                                 ------------       ----------   ----------       -----------

        Net Income                $13,144,766      ($1,367,066)  $1,545,126       $13,322,826
                                 ============       ==========   ==========       ===========

Net Income Per Share                    $1.27                                           $1.29
                                 ============                                     ===========

Weighted Average Number
   of Shares Outstanding           10,342,000                                      10,342,000

RoTech Medical Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements

(1) Elimination of net book value of certain assets and liabilities not aquired. Reclassification of certain liabilities assumed to accounts payable.

(2) Purchase price paid as an increase in current note payable to bank. Elimination of the acquired entities' equity in accordance with the purchase method of accounting. (Shares issued as consideration paid for acquired entities' net assets are contingent and, therefore, not recorded as outstanding and not included in the weighted average share calculations.)

(3) Additional intangibles resulting from the excess of the purchase price over the net assets acquired and non-compete contracts. This adjustment does not contemplate any change to the purchase price for the differences in the business purchased at their respective dates of acquisition compared to what the purchase price may have been as of August 1, 1994.

(a) Supportable adjustments to reduce the acquired entities' cost of revenue based on minimum cost savings to be gained by those acquired entities purchasing goods under the Company's contractual arrangements.

(b) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Advantage, Hooks and Valley.

(c) Amortization of intangibles recorded in the acquisition (amortized over various lives from 5 to 25 years).

(d) Additional interest expense related to borrowings for cash paid to acquire Advantage, Hooks and Valley; assumed borrowed on August 1, 1994, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6.8% interest rate on purchase price.

(e) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realizable by the Company.

RoTech Medical Corporation and Subsidiaries
Pro Forma Condensed Combined Interim Financial Statements

     The pro forma condensed combined interim financial statements for the three months ended October 31, 1995 have been prepared to illustrate the estimated combined effects of the Agreements of Purchase and Sale (Agreements) between RoTech Medical Corporation (the Company) and Advantage, Hooks and Valley.

     The pro forma condensed combined interim statement of income was derived by adjusting the unaudited historical statement for the three months ended October 31, 1995 of the Company and the unaudited historical interim statement of income for the nine months ended September 30, 1995 of Advantage, the unaudited historical interim statement of income for the four months ended September 30, 1995 of Hooks and the unaudited historical interim statement of income for the eleven months ended October 31, 1995 of Valley. The pro forma condensed combined interim statement of income was prepared as if each purchase and sale had occurred on August 1, 1995. The pro forma condensed combined interim statement of income presented is not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

     No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entities' employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisitions have been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined interim statement of income includes amortization of intangible assets as if the Agreements had been completed on the assumed effective date referred to above.

     The pro forma condensed combined interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1995 Form 10-K and the condensed consolidated interim financial statements and the related notes thereto included in the Company's October 31, 1995 Form 10-Q.

ROTECH MEDICAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
Pro Forma Condensed Combined Interim Statements of Income

                                                   For the Three Months Ended October 31, 1995
                                          ----------------------------------------------------------
                                                                    (Unaudited)
                                            RoTech
                                           Medical                                         RoTech
                                         Corporation                                      Medical
                                         Consolidated                                   Corporation
                                         Three Months      Combined                        Combined
                                            Ended          Acquired      Pro Forma        Pro Forma
                                       October 31, 1995    Entities     Adjustments        Results
                                       --------------------------------------------------------------
Operating revenue                         $45,119,179     $5,821,884                      $50,941,063

Cost and expenses:
   Cost of revenue                         12,247,877      4,263,844     (200,000)(a)      16,311,721
   Selling, general
        and administrative                 21,648,847      1,716,170     (500,000)(b)      22,865,017
   Depreciation and amortization            3,897,523         68,830       72,500 (c)       4,038,853
   Interest                                   440,963          7,135      203,433 (d)         651,531
                                        -------------     ----------    ---------         -----------
                                           38,235,210      6,055,979     (424,067)         43,867,122
                                        -------------     ----------    ---------         -----------

Income before income taxes                  6,883,969       (234,095)     424,067           7,073,941

Income tax expense                          2,560,836              0       70,669 (e)       2,631,505
                                        -------------     ----------    ---------         -----------
        Net Income                         $4,323,133     $ (234,095)    $353,397          $4,442,435
                                        =============     ==========    =========         ===========


Net Income Per Share                            $0.37                                           $0.38
                                        =============                                      ==========

Weighted Average Number
   of Shares Outstanding                   11,823,000                                      11,823,000


RoTech Medical Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Interim Financial Statements

(a) Supportable adjustment to reduce the acquired entities' cost of revenue based on minimum cost savings to be gained by those acquired entities purchasing goods under the Company's contractual arrangements.

(b) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Advantage, Hooks and Valley.

(c) Amortization of intangibles recorded in the acquisition (amortized over various lives from 5 to 25 years).

(d) Additional interest expense related to borrowings for cash paid to acquire Advantage, Hooks and Valley; assumed borrowed on August 1, 1995, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6.8% interest rate on purchase price.

(e) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realizable by the Company.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment of Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RoTech Medical Corporation,
                                              a Florida Corporation


Dated:  January 11, 1996                      By:  /s/ Stephen P. Griggs
        ----------------                           --------------------------
                                                   Stephen P. Griggs, President
                                                   and Chief Operating Officer